EXHIBIT 4.1

                                Interactive Data
                           FINANCIAL TIMES Information
             100 William Street, 15th Floor, New York, NY 10038 USA
                    Tel: (212) 269-6300 Fax: (212) 771-6445


November 8, 1999


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


Re: Van Kampen Focus Portfolios Select Growth Trust, November 1999 Series, (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-89513

Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


Steve Miano
Director Fixed Income Data Operations